Exhibit 99.1

HESS CORPORATION

HESS REPORTS ESTIMATED RESULTS FOR THE FOURTH QUARTER OF 2024
Fourth Quarter Financial and Operational Highlights:
•Net income was $542 million, or $1.76 per share, compared with $413 million, or $1.34 per share, in the fourth quarter of 2023; adjusted net income1 in the fourth quarter of 2023 was $501 million, or $1.63 per share
•Oil and gas net production was 495,000 barrels of oil equivalent per day (boepd), up 18% from 418,000 boepd in the fourth quarter of 2023
•Bakken net production was 208,000 boepd, up 7% from 194,000 boepd in the fourth quarter of 2023
•Guyana net production was 195,000 barrels of oil per day (bopd), up 52% from 128,000 bopd in the fourth quarter of 2023
•E&P capital and exploratory expenditures were $1,677 million, including the purchases of the Liza Destiny and Prosperity floating production, storage and offloading vessels (FPSOs) for approximately $635 million, compared with $1,480 million in the prior-year quarter, which included the purchase of the Liza Unity FPSO for approximately $380 million
•Year-end proved reserves are estimated to be 1.44 billion barrels of oil equivalent (boe); organic reserve replacement was 138% at a finding and development cost of $19.67 per boe
NEW YORK, January 29, 2025 — Hess Corporation (NYSE: HES) today reported net income of $542 million, or $1.76 per share, in the fourth quarter of 2024, compared with net income of $413 million, or $1.34 per share, in the fourth quarter of 2023. On an adjusted basis, the Corporation reported net income of $501 million, or $1.63 per share, in the fourth quarter of 2023. The increase in adjusted after-tax earnings compared with the prior-year quarter primarily reflects higher production volumes, partially offset by lower realized selling prices and higher exploration expenses in the fourth quarter of 2024.

1.“Adjusted net income” is a non-GAAP financial measure. The reconciliation to its nearest GAAP equivalent measure, and its definition, appear on pages 6 and 7, respectively. As provided in the reconciliation, there were no items identified as affecting comparability of earnings between periods for the three months ended December 31, 2024, so net income in accordance with GAAP is shown for that period.

After-tax income (loss) by major operating activity was as follows:

	Three Months Ended December 31, (unaudited)		Year Ended December 31, (unaudited)
	2024	2023	2024	2023

	(In millions, except per share amounts)
Net Income Attributable to Hess Corporation
Exploration and Production	$529	$512	$2,780	$1,601
Midstream	74	63	276	252
Corporate, Interest and Other	(61)	(162)	(287)	(471)
Net income attributable to Hess Corporation	$542	$413	$2,769	$1,382
Net income per share (diluted)	$1.76	$1.34	$8.98	$4.49

Adjusted Net Income Attributable to Hess Corporation
Exploration and Production	$529	$531	$2,994	$1,702
Midstream	74	63	276	252
Corporate, Interest and Other	(61)	(93)	(287)	(402)
Adjusted net income attributable to Hess Corporation	$542	$501	$2,983	$1,552
Adjusted net income per share (diluted)	$1.76	$1.63	$9.68	$5.05

Weighted average number of shares (diluted)	308.5	307.9	308.3	307.6

Exploration and Production:
E&P net income was $529 million in the fourth quarter of 2024, compared with $512 million in the fourth quarter of 2023. On an adjusted basis, E&P net income was $531 million in the fourth quarter of 2023. The Corporation’s average realized crude oil selling price, including the effect of hedging, was $72.10 per barrel in the fourth quarter of 2024, compared with $76.63 per barrel in the prior-year quarter. The average realized natural gas liquids (NGL) selling price in the fourth quarter of 2024 was $23.05 per barrel, compared with $20.92 per barrel in the prior-year quarter, while the average realized natural gas selling price was $4.10 per mcf, compared with $4.51 per mcf in the fourth quarter of 2023.
Net production was 495,000 boepd in the fourth quarter of 2024, compared with 418,000 boepd, in the fourth quarter of 2023, primarily due to higher production in Guyana and the Bakken. In the first quarter of 2025, E&P net production is expected to be in the range of 465,000 boepd to 475,000 boepd, reflecting planned maintenance and lower tax barrels at Guyana and the impact of winter weather in the Bakken.
Cash operating costs, which include operating costs and expenses, production and severance taxes, and E&P general and administrative expenses, were $12.95 per boe in the fourth quarter of 2024, compared with $13.29 per boe in the prior-year quarter.

Oil and Gas Reserves Estimates:
Oil and gas proved reserves at December 31, 2024, which are subject to final review, were 1.44 billion boe, compared with 1.37 billion boe at December 31, 2023. Net proved reserve additions and revisions in 2024 totaled 247 million boe, primarily from Guyana and the Bakken. The Corporation replaced 138% of its 2024 production at a finding and development cost of $19.67 per boe.
Operational Highlights for the Fourth Quarter of 2024:
Bakken (Onshore U.S.):  Net production from the Bakken was 208,000 boepd in the fourth quarter of 2024, compared with 194,000 boepd in the prior-year quarter, primarily reflecting increased drilling and completion activity. NGL and natural gas volumes received under percentage of proceeds contracts were 20,000 boepd in the fourth quarter of 2024, compared with 19,000 boepd in the prior-year quarter. During the fourth quarter of 2024, the Corporation operated four rigs and drilled 35 wells, completed 26 wells, and brought 29 new wells online. The Corporation plans to continue operating four drilling rigs in 2025. Bakken net production is forecasted to be in the range of 195,000 boepd to 200,000 boepd in the first quarter of 2025, reflecting the impact of winter weather.
Gulf of Mexico (Offshore U.S.):  Net production from the Gulf of Mexico was 30,000 boepd in both the fourth quarter of 2024 and the fourth quarter of 2023. In late December, drilling was completed at the Vancouver exploration well (Hess – 40%) located in Green Canyon Block 287, which did not encounter commercial quantities of hydrocarbons. Fourth quarter 2024 results include $92 million in exploration expense for well costs incurred through December 31, 2024.
Guyana (Offshore): At the Stabroek Block (Hess – 30%), net production totaled 195,000 bopd2 in the fourth quarter of 2024, compared with 128,000 bopd2 in the prior-year quarter, primarily due to start-up of the third development on the block, Payara, which commenced production in November 2023. Guyana net production is forecasted to be in the range of 180,000 bopd2 to 185,000 bopd2 in the first quarter of 2025, reflecting planned maintenance at the Payara development and lower tax barrels of approximately 9,000 bopd in the first quarter of 2025 as compared with the fourth quarter of 2024. In the fourth quarter of 2024, 16 cargos of crude oil were sold from Guyana, compared with 10 cargos in the prior-year quarter. In the first quarter of 2025, 14 cargos of crude oil are expected to be sold.
The fourth development on the block, Yellowtail, was sanctioned in April 2022 with a production capacity of approximately 250,000 gross bopd and first production expected in the fourth quarter of 2025. The fifth development, Uaru, was sanctioned in April 2023 with a production capacity of approximately 250,000 gross bopd and first production expected in 2026. The sixth development, Whiptail, was sanctioned in April 2024 and is expected to add production capacity of approximately 250,000 gross bopd by the end of 2027. The application for the environmental permit for the seventh development, Hammerhead, has been filed with Guyana's Environmental Protection Agency. Pending government and regulatory approval and project sanctioning, the development is expected to have a production capacity in the range of 120,000 to 180,000 gross bopd, with first oil anticipated in 2029.
Southeast Asia (Offshore): Net production at North Malay Basin and JDA was 62,000 boepd in the fourth quarter of 2024, compared with 66,000 boepd in the prior-year quarter.
Midstream:
The Midstream segment had net income of $74 million in the fourth quarter of 2024, compared with net income of $63 million in the prior-year quarter.
Corporate, Interest and Other:
After-tax expense for Corporate, Interest and Other was $61 million in the fourth quarter of 2024, compared with $162 million in the fourth quarter of 2023. On an adjusted basis, after-tax expense for Corporate, Interest and Other was $93 million in the fourth quarter of 2023. The decrease in after-tax expense on an adjusted basis compared with the prior-year quarter primarily reflects higher capitalized interest in the fourth quarter of 2024.
Capital and Exploratory Expenditures:
E&P capital and exploratory expenditures were $1,677 million in the fourth quarter of 2024, including the purchases of the Liza Destiny and Prosperity FPSOs for approximately $635 million, compared with $1,480 million in the prior-year quarter, which included the purchase of the Liza Unity FPSO for approximately $380 million. Full year 2025 E&P capital and exploratory expenditures are expected to be approximately $4.5 billion, which includes capitalized interest of approximately $240 million.
Midstream capital expenditures were $84 million in the fourth quarter of 2024 and $72 million in the prior-year quarter.
Liquidity:
Excluding the Midstream segment, Hess Corporation had cash and cash equivalents of $1.2 billion and debt and finance lease obligations totaling $5.3 billion at December 31, 2024. The Midstream segment had cash and cash equivalents of $5 million and total debt of $3.5 billion at December 31, 2024. The Corporation’s debt to capitalization ratio as defined in its debt covenants was 28.3% at December 31, 2024 and 33.6% at December 31, 2023.
Net cash provided by operating activities was $1,312 million in the fourth quarter of 2024, compared with $1,344 million in the prior-year quarter. Net cash provided by operating activities before changes in operating assets and liabilities3 was $1,521 million in the fourth quarter of 2024, compared with $1,239 million in the prior-year quarter, primarily due to higher production volumes, partially offset by lower realized selling prices in the fourth quarter of 2024. Changes in operating assets and liabilities decreased cash flow from operating activities by $209 million during the fourth quarter of 2024 and increased cash flow from operating activities by $105 million during the prior-year quarter.
Items Affecting Comparability of Earnings Between Periods:
The following table reflects the total after-tax income (expense) of items affecting comparability of earnings between periods:

	Three Months Ended December 31, (unaudited)		Year Ended December 31, (unaudited)
	2024	2023	2024	2023

	(In millions)
Exploration and Production	$—	$(19)	$(214)	$(101)
Midstream	—	—	—	—
Corporate, Interest and Other	—	(69)	—	(69)
Total items affecting comparability of earnings between periods	$—	$(88)	$(214)	$(170)
Fourth Quarter 2023: E&P results included a pre-tax charge of $52 million ($52 million after income taxes) to write off the Huron exploration well in the Gulf of Mexico, which was completed in 2022, based on the decision by the Corporation and its partners in the fourth quarter of 2023 to exit the project. E&P results also included a noncash income tax benefit of $33 million resulting from the reversal of a valuation allowance against net deferred tax assets in Malaysia.
Corporate and other results included a pre-tax charge of $52 million ($52 million after income taxes) for litigation related costs associated with the Corporation's former downstream business, HONX, Inc., which are included in General and administrative expenses in the income statement. Corporate and other results also included a noncash charge to recognize unamortized pension actuarial losses of $17 million ($17 million after income taxes) resulting from the payment of lump sums to certain participants in the pension plan. The charge is included in Other, net in the income statement.
2.Net production from Guyana included 29,000 bopd of tax barrels in the fourth quarter of 2024 and 16,000 bopd of tax barrels in the fourth quarter of 2023. Net production guidance for Guyana for the first quarter of 2025 includes tax barrels of approximately 20,000 bopd.
3.“Net cash provided by (used in) operating activities before changes in operating assets and liabilities” is a non-GAAP financial measure.  The reconciliation to its nearest GAAP equivalent measure, and its definition, appear on pages 6 and 7, respectively.

Reconciliation of U.S. GAAP to Non-GAAP Measures:
The following table reconciles reported net income attributable to Hess Corporation and adjusted net income:

	Three Months Ended December 31, (unaudited)		Year Ended December 31, (unaudited)
	2024	2023	2024	2023

	(In millions)
Net income attributable to Hess Corporation	$542	$413	$2,769	$1,382
Less: Total items affecting comparability of earnings between periods	—	(88)	(214)	(170)
Adjusted net income attributable to Hess Corporation	$542	$501	$2,983	$1,552
The following table reconciles reported net cash provided by (used in) operating activities from net cash provided by (used in) operating activities before changes in operating assets and liabilities:

	Three Months Ended December 31, (unaudited)		Year Ended December 31, (unaudited)
	2024	2023	2024	2023

	(In millions)
Net cash provided by (used in) operating activities before changes in operating assets and liabilities	$1,521	$1,239	$6,353	$4,494
Changes in operating assets and liabilities	(209)	105	(753)	(552)
Net cash provided by (used in) operating activities	$1,312	$1,344	$5,600	$3,942
Due to the pending merger with Chevron Corporation (Chevron), the Corporation will not host a conference call to review its fourth quarter 2024 results.
Hess Corporation is a leading global independent energy company engaged in the exploration and production of crude oil and natural gas.  More information on Hess Corporation is available at www.hess.com.
Forward-looking Statements
This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “anticipate,” “estimate,” “expect,” “forecast,” “guidance,” “could,” “may,” “should,” “would,” “believe,” “intend,” “project,” “plan,” “predict,” “will,” “target” and similar expressions identify forward-looking statements, which are not historical in nature. Our forward-looking statements may include, without limitation: our future financial and operational results; our business strategy; estimates of our crude oil and natural gas reserves and levels of production; benchmark prices of crude oil, NGL and natural gas and our associated realized price differentials; our projected budget and capital and exploratory expenditures; expected timing and completion of our development projects; information about sustainability goals and targets and planned social, safety and environmental policies, programs and initiatives; future economic and market conditions in the oil and gas industry; and expected timing and completion of our proposed merger with Chevron.
Forward-looking statements are based on our current understanding, assessments, estimates and projections of relevant factors and reasonable assumptions about the future. Forward-looking statements are subject to certain known and unknown risks and uncertainties that could cause actual results to differ materially from our historical experience and our current projections or expectations of future results expressed or implied by these forward-looking statements. The following important factors could cause actual results to differ materially from those in our forward-looking statements: fluctuations in market prices of crude oil, NGL and natural gas and competition in the oil and gas exploration and production industry;

reduced demand for our products, including due to perceptions regarding the oil and gas industry, competing or alternative energy products and political conditions and events; potential failures or delays in increasing oil and gas reserves, including as a result of unsuccessful exploration activity, drilling risks and unforeseen reservoir conditions, and in achieving expected production levels; changes in tax, property, contract and other laws, regulations and governmental actions applicable to our business, including legislative and regulatory initiatives regarding environmental concerns, such as measures to limit greenhouse gas emissions and flaring, fracking bans as well as restrictions on oil and gas leases; operational changes and expenditures due to climate change and sustainability related initiatives; disruption or interruption of our operations due to catastrophic and other events, such as accidents, severe weather, geological events, shortages of skilled labor, cyber-attacks, public health measures, or climate change; the ability of our contractual counterparties to satisfy their obligations to us, including the operation of joint ventures under which we may not control and exposure to decommissioning liabilities for divested assets in the event the current or future owners are unable to perform; unexpected changes in technical requirements for constructing, modifying or operating exploration and production facilities and/or the inability to timely obtain or maintain necessary permits; availability and costs of employees and other personnel, drilling rigs, equipment, supplies and other required services; any limitations on our access to capital or increase in our cost of capital, including as a result of limitations on investment in oil and gas activities, rising interest rates or negative outcomes within commodity and financial markets; liability resulting from environmental obligations and litigation, including heightened risks associated with being a general partner of HESM; risks and uncertainties associated with our proposed merger with Chevron; and other factors described in Item 1A—Risk Factors in our Annual Report on Form 10-K and any additional risks described in our other filings with the Securities and Exchange Commission (SEC).
As and when made, we believe that our forward-looking statements are reasonable. However, given these risks and uncertainties, caution should be taken not to place undue reliance on any such forward-looking statements since such statements speak only as of the date when made and there can be no assurance that such forward-looking statements will occur and actual results may differ materially from those contained in any forward-looking statement we make. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events or otherwise.
Non-GAAP financial measures
The Corporation has used non-GAAP financial measures in this earnings release. “Adjusted net income” presented in this release is defined as reported net income attributable to Hess Corporation excluding items identified as affecting comparability of earnings between periods. “Net cash provided by (used in) operating activities before changes in operating assets and liabilities” presented in this release is defined as Net cash provided by (used in) operating activities excluding changes in operating assets and liabilities. Management uses adjusted net income to evaluate the Corporation’s operating performance and believes that investors’ understanding of our performance is enhanced by disclosing this measure, which excludes certain items that management believes are not directly related to ongoing operations and are not indicative of future business trends and operations. Management believes that net cash provided by (used in) operating activities before changes in operating assets and liabilities demonstrates the Corporation’s ability to internally fund capital expenditures, pay dividends and service debt. These measures are not, and should not be viewed as, a substitute for U.S. GAAP net income or net cash provided by (used in) operating activities. A reconciliation of reported net income attributable to Hess Corporation (U.S. GAAP) to adjusted net income, and a reconciliation of net cash provided by (used in) operating activities (U.S. GAAP) to net cash provided by (used in) operating activities before changes in operating assets and liabilities are provided in the release.
Cautionary Note to Investors
We use certain terms in this release relating to resources other than proved reserves, such as unproved reserves or resources.  Investors are urged to consider closely the oil and gas disclosures in Hess Corporation’s Form 10-K, File No. 1-1204, available from Hess Corporation, 1185 Avenue of the Americas, New York, New York 10036 c/o Corporate Secretary and on our website at www.hess.com.  You can also obtain this form from the SEC on the EDGAR system.

For Hess Corporation
Investor Contact:
Jay Wilson
(212) 536-8940
Media Contacts:
Lorrie Hecker
(212) 536-8250
Nick Rust
FGS Global
(917) 439-0307

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

	Fourth Quarter 2024	Fourth Quarter 2023	Third Quarter 2024
Income Statement

Revenues and non-operating income
Sales and other operating revenues	$3,194	$3,011	$3,191
Gains on asset sales, net	—	—	1
Other, net	31	24	5
Total revenues and non-operating income	3,225	3,035	3,197
Costs and expenses
Marketing, including purchased oil and gas	653	886	713
Operating costs and expenses	532	473	527
Production and severance taxes	53	61	61
Exploration expenses, including dry holes and lease impairment	139	87	44
General and administrative expenses	135	168	118
Interest expense	93	116	100
Depreciation, depletion and amortization	692	559	638
Impairment	—	—	132
Total costs and expenses	2,297	2,350	2,333
Income before income taxes	928	685	864
Provision for income taxes	288	182	270
Net income	640	503	594
Less: Net income attributable to noncontrolling interests	98	90	96
Net income attributable to Hess Corporation	$542	$413	$498

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

	Year Ended December 31,
Income Statement	2024	2023

Revenues and non-operating income
Sales and other operating revenues	$12,896	$10,511
Gains on asset sales, net	1	2
Other, net	121	132
Total revenues and non-operating income	13,018	10,645
Costs and expenses
Marketing, including purchased oil and gas	2,620	2,732
Operating costs and expenses	1,961	1,776
Production and severance taxes	234	216
Exploration expenses, including dry holes and lease impairment	326	317
General and administrative expenses	492	527
Interest expense	412	478
Depreciation, depletion and amortization	2,487	2,046
Impairment	132	82
Total costs and expenses	8,664	8,174
Income before income taxes	4,354	2,471
Provision for income taxes	1,202	733
Net income	3,152	1,738
Less: Net income attributable to noncontrolling interests	383	356
Net income attributable to Hess Corporation	$2,769	$1,382

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

	December 31, 2024	December 31, 2023
Balance Sheet Information
Assets
Cash and cash equivalents	$1,171	$1,688
Other current assets	2,002	1,742
Property, plant and equipment – net	19,921	17,432
Operating lease right-of-use assets – net	652	720
Finance lease right-of-use assets – net	90	108
Other long-term assets	2,715	2,317
Total assets	$26,551	$24,007
Liabilities and equity
Current portion of long-term debt	$23	$311
Current portion of operating and finance lease obligations	346	370
Other current liabilities	2,457	2,589
Long-term debt	8,555	8,302
Long-term operating lease obligations	404	459
Long-term finance lease obligations	132	156
Other long-term liabilities	2,631	2,218
Total equity excluding other comprehensive income (loss)	11,424	9,120
Accumulated other comprehensive income (loss)	(208)	(134)
Noncontrolling interests	787	616
Total liabilities and equity	$26,551	$24,007

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

	December 31, 2024	December 31, 2023
Total Debt
Hess Corporation	$5,106	$5,402
Midstream (a)	3,472	3,211
Hess Consolidated	$8,578	$8,613
(a) Midstream debt is non-recourse to Hess Corporation.

	December 31, 2024	December 31, 2023
Debt to Capitalization Ratio (a)
Hess Consolidated	42.1%	47.8%
Hess Corporation as defined in debt covenants	28.3%	33.6%
(a)Includes finance lease obligations.

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Interest Expense
Gross interest expense – Hess Corporation	$83	$88	$340	$347
Less: Capitalized interest – Hess Corporation	(42)	(19)	(132)	(48)
Interest expense – Hess Corporation	41	69	208	299
Interest expense – Midstream (a)	52	47	204	179
Interest expense – Hess Consolidated	$93	$116	$412	$478
(a)Midstream interest expense is reported in the Midstream operating segment.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

	Fourth Quarter 2024	Fourth Quarter 2023	Third Quarter 2024
Cash Flow Information

Cash Flows from Operating Activities
Net income	$640	$503	$594
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
(Gains) losses on asset sales, net	—	—	(1)
Depreciation, depletion and amortization	692	559	638
Impairment	—	—	132
Exploratory dry hole costs	92	50	4
Exploration lease impairment	6	3	6
Pension prior service cost	—	—	35
Pension settlement loss	—	17	—
Stock compensation expense	21	18	20
Noncash (gains) losses on commodity derivatives, net	—	52	—
Provision (benefit) for deferred income taxes and other tax accruals	70	37	83
Net cash provided by (used in) operating activities before changes in operating assets and liabilities	1,521	1,239	1,511
Changes in operating assets and liabilities	(209)	105	(1)
Net cash provided by (used in) operating activities	1,312	1,344	1,510
Cash Flows from Investing Activities
Additions to property, plant and equipment - E&P	(1,661)	(1,380)	(990)
Additions to property, plant and equipment - Midstream	(95)	(64)	(92)
Proceeds from asset sales, net of cash sold	15	—	1
Other, net	—	(3)	(5)
Net cash provided by (used in) investing activities	(1,741)	(1,447)	(1,086)
Cash Flows from Financing Activities
Net borrowings (repayments) of debt with maturities of 90 days or less	(15)	64	30
Debt with maturities of greater than 90 days:
Borrowings	—	—	—
Repayments	(5)	(3)	(303)
Cash dividends paid	(154)	(134)	(154)
Noncontrolling interests, net	(92)	(151)	(154)
Employee stock options exercised	8	—	—
Payments on finance lease obligations	(3)	(3)	(3)
Other, net	(3)	—	(1)
Net cash provided by (used in) financing activities	(264)	(227)	(585)
Net Increase (Decrease) in Cash and Cash Equivalents	(693)	(330)	(161)
Cash and Cash Equivalents at Beginning of Period	1,864	2,018	2,025
Cash and Cash Equivalents at End of Period	$1,171	$1,688	$1,864

Additions to Property, Plant and Equipment included within Investing Activities
Capital expenditures incurred	$(1,720)	$(1,518)	$(1,166)
Increase (decrease) in related liabilities	(36)	74	84
Additions to property, plant and equipment	$(1,756)	$(1,444)	$(1,082)

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

	Year Ended December 31,
	2024	2023
Cash Flow Information

Cash Flows from Operating Activities
Net income	$3,152	$1,738
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
(Gains) losses on asset sales, net	(1)	(2)
Depreciation, depletion and amortization	2,487	2,046
Impairment	132	82
Exploratory dry hole costs	159	147
Exploration lease impairment	22	27
Pension prior service cost	35	—
Pension settlement loss	—	17
Stock compensation expense	100	87
Noncash (gains) losses on commodity derivatives, net	—	156
Provision (benefit) for deferred income taxes and other tax accruals	267	196
Net cash provided by (used in) operating activities before changes in operating assets and liabilities	6,353	4,494
Changes in operating assets and liabilities	(753)	(552)
Net cash provided by (used in) operating activities	5,600	3,942
Cash Flows from Investing Activities
Additions to property, plant and equipment - E&P	(4,640)	(3,884)
Additions to property, plant and equipment - Midstream	(306)	(224)
Proceeds from asset sales, net of cash sold	16	3
Other, net	(7)	(8)
Net cash provided by (used in) investing activities	(4,937)	(4,113)
Cash Flows from Financing Activities
Net borrowings (repayments) of debt with maturities of 90 days or less	(325)	322
Debt with maturities of greater than 90 days:
Borrowings	600	—
Repayments	(313)	(3)
Cash dividends paid	(579)	(539)
Common stock acquired and retired	—	(20)
Proceeds from sale of Class A shares of Hess Midstream LP	—	167
Noncontrolling interests, net	(551)	(550)
Employee stock options exercised	21	10
Payments on finance lease obligations	(11)	(10)
Other, net	(22)	(4)
Net cash provided by (used in) financing activities	(1,180)	(627)
Net Increase (Decrease) in Cash and Cash Equivalents	(517)	(798)
Cash and Cash Equivalents at Beginning of Year	1,688	2,486
Cash and Cash Equivalents at End of Year	$1,171	$1,688

Additions to Property, Plant and Equipment included within Investing Activities
Capital expenditures incurred	$(5,002)	$(4,279)
Increase (decrease) in related liabilities	56	171
Additions to property, plant and equipment	$(4,946)	$(4,108)

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

	Fourth Quarter 2024	Fourth Quarter 2023	Third Quarter 2024
Capital and Exploratory Expenditures

E&P Capital and exploratory expenditures
United States
North Dakota	$331	$313	$342
Offshore and Other	104	64	77
Total United States	435	377	419
Guyana	1,209	1,047	634
Malaysia and JDA	27	55	49
Other	6	1	2
E&P Capital and exploratory expenditures	$1,677	$1,480	$1,104

Total exploration expenses charged to income included above	$41	$34	$34

Midstream Capital expenditures	$84	$72	$96

	Year Ended December 31,
	2024	2023
Capital and Exploratory Expenditures

E&P Capital and exploratory expenditures
United States
North Dakota	$1,279	$1,138
Offshore and Other	478	290
Total United States	1,757	1,428
Guyana	2,932	2,518
Malaysia and JDA	147	189
Other (a)	23	41
E&P Capital and exploratory expenditures	$4,859	$4,176

Total exploration expenses charged to income included above	$145	$143

Midstream Capital expenditures	$288	$246
(a)Other in 2023 includes capital and exploratory expenditures associated with Canada.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION EARNINGS (UNAUDITED)
(IN MILLIONS)

	Fourth Quarter 2024
Income Statement	United States		International		Total

Total revenues and non-operating income
Sales and other operating revenues	$1,546		$1,642		$3,188
Other, net	12		—		12
Total revenues and non-operating income	1,558		1,642		3,200
Costs and expenses
Marketing, including purchased oil and gas (a)	628		46		674
Operating costs and expenses	258		186		444
Production and severance taxes	52		1		53
Midstream tariffs	364		—		364
Exploration expenses, including dry holes and lease impairment	124		15		139
General and administrative expenses	81		11		92
Depreciation, depletion and amortization	282		358		640
Total costs and expenses	1,789		617		2,406
Results of operations before income taxes	(231)		1,025		794
Provision for income taxes	—		265		265
Net income (loss) attributable to Hess Corporation	$(231)		$760		$529

	Fourth Quarter 2023
Income Statement	United States		International		Total

Total revenues and non-operating income
Sales and other operating revenues	$1,766		$1,240		$3,006
Other, net	11		5		16
Total revenues and non-operating income	1,777		1,245		3,022
Costs and expenses
Marketing, including purchased oil and gas (a)	867		40		907
Operating costs and expenses	229		159		388
Production and severance taxes	56		5		61
Midstream tariffs	328		—		328
Exploration expenses, including dry holes and lease impairment	82		5		87
General and administrative expenses	53		8		61
Depreciation, depletion and amortization	255		253		508
Total costs and expenses	1,870		470		2,340
Results of operations before income taxes	(93)		775		682
Provision for income taxes	—		170		170
Net income (loss) attributable to Hess Corporation	$(93)	(b)	$605	(c)	$512
(a)Includes amounts charged from the Midstream segment.
(b)Includes after-tax losses from realized crude oil hedging activities of $34 million (noncash premium amortization: $34 million; cash settlement:  $0 million).
(c)Includes after-tax losses from realized crude oil hedging activities of $18 million (noncash premium amortization: $18 million; cash settlement:  $0 million).

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION EARNINGS (UNAUDITED)
(IN MILLIONS)

	Third Quarter 2024
Income Statement	United States	International	Total

Total revenues and non-operating income
Sales and other operating revenues	$1,674	$1,509	$3,183
Gains on asset sales, net	1	—	1
Other, net	8	(25)	(17)
Total revenues and non-operating income	1,683	1,484	3,167
Costs and expenses
Marketing, including purchased oil and gas (a)	689	41	730
Operating costs and expenses	263	180	443
Production and severance taxes	55	6	61
Midstream tariffs	349	—	349
Exploration expenses, including dry holes and lease impairment	36	8	44
General and administrative expenses	76	7	83
Depreciation, depletion and amortization	323	262	585
Impairment	127	5	132
Total costs and expenses	1,918	509	2,427
Results of operations before income taxes	(235)	975	740
Provision for income taxes	—	251	251
Net income (loss) attributable to Hess Corporation	$(235)	$724	$489
(a)Includes amounts charged from the Midstream segment.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION EARNINGS (UNAUDITED)
(IN MILLIONS)

	Year Ended December 31, 2024
Income Statement	United States	International	Total

Total revenues and non-operating income
Sales and other operating revenues	$6,283	$6,586	$12,869
Gains on asset sales, net	1	—	1
Other, net	42	(5)	37
Total revenues and non-operating income	6,326	6,581	12,907
Costs and expenses
Marketing, including purchased oil and gas (a)	2,523	172	2,695
Operating costs and expenses	955	676	1,631
Production and severance taxes	222	12	234
Midstream tariffs	1,376	—	1,376
Exploration expenses, including dry holes and lease impairment	219	107	326
General and administrative expenses	286	35	321
Depreciation, depletion and amortization	1,115	1,167	2,282
Impairment	127	5	132
Total costs and expenses	6,823	2,174	8,997
Results of operations before income taxes	(497)	4,407	3,910
Provision for income taxes	—	1,130	1,130
Net income (loss) attributable to Hess Corporation	$(497)	$3,277	$2,780

	Year Ended December 31, 2023
Income Statement	United States		International		Total

Total revenues and non-operating income
Sales and other operating revenues	$6,081		$4,419		$10,500
Other, net	30		20		50
Total revenues and non-operating income	6,111		4,439		10,550
Costs and expenses
Marketing, including purchased oil and gas (a)	2,681		128		2,809
Operating costs and expenses	901		578		1,479
Production and severance taxes	206		10		216
Midstream tariffs	1,245		—		1,245
Exploration expenses, including dry holes and lease impairment	170		147		317
General and administrative expenses	213		41		254
Depreciation, depletion and amortization	904		948		1,852
Impairment	82		—		82
Total costs and expenses	6,402		1,852		8,254
Results of operations before income taxes	(291)		2,587		2,296
Provision for income taxes	—		695		695
Net income (loss) attributable to Hess Corporation	$(291)	(b)	$1,892	(c)	$1,601
(a)Includes amounts charged from the Midstream segment.
(b)Includes after-tax losses from realized crude oil hedging activities of $128 million (noncash premium amortization: $128 million; cash settlement: $0 million).
(c)Includes after-tax losses from realized crude oil hedging activities of $62 million (noncash premium amortization: $62 million; cash settlement: $0 million).

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION OPERATING DATA

	Fourth Quarter 2024	Fourth Quarter 2023	Third Quarter 2024
Net Production Per Day (in thousands)

Crude oil - barrels
United States
North Dakota	93	89	91
Offshore	22	21	28
Total United States	115	110	119
Guyana (a)	195	128	170
Malaysia and JDA	5	6	4
Total	315	244	293

Natural gas liquids - barrels
United States
North Dakota	76	71	75
Offshore	3	2	3
Total United States	79	73	78

Natural gas - mcf
United States
North Dakota	232	204	238
Offshore	30	42	42
Total United States	262	246	280
Malaysia and JDA	345	362	258
Total	607	608	538

Barrels of oil equivalent	495	418	461
(a)Production from Guyana includes 29,000 bopd of tax barrels in the fourth quarter of 2024, 16,000 bopd of tax barrels in the fourth quarter of 2023 and 25,000 bopd of tax barrels in the third quarter of 2024.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION OPERATING DATA

	Year Ended December 31,
	2024	2023
Net Production Per Day (in thousands)

Crude oil - barrels
United States
North Dakota	91	83
Offshore	23	22
Total United States	114	105
Guyana (a)	186	115
Malaysia and JDA	5	5
Total	305	225

Natural gas liquids - barrels
United States
North Dakota	74	67
Offshore	2	2
Total United States	76	69

Natural gas - mcf
United States
North Dakota	232	191
Offshore	35	43
Total United States	267	234
Malaysia and JDA	332	368
Total	599	602

Barrels of oil equivalent	481	394
(a)Production from Guyana includes 29,000 bopd of tax barrels in 2024 and 14,000 bopd in 2023.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION OPERATING DATA

	Fourth Quarter 2024	Fourth Quarter 2023	Third Quarter 2024
Sales Volumes Per Day (in thousands) (a)
Crude oil – barrels	319	245	295
Natural gas liquids – barrels	80	74	77
Natural gas – mcf	607	608	538
Barrels of oil equivalent	500	420	462

Sales Volumes (in thousands) (a)
Crude oil – barrels	29,369	22,521	27,185
Natural gas liquids – barrels	7,363	6,839	7,113
Natural gas – mcf	55,880	55,957	49,492
Barrels of oil equivalent	46,045	38,686	42,547

	Year Ended December 31,
	2024	2023
Sales Volumes Per Day (in thousands) (a)
Crude oil – barrels	304	225
Natural gas liquids – barrels	77	69
Natural gas – mcf	599	602
Barrels of oil equivalent	481	394

Sales Volumes (in thousands) (a)
Crude oil – barrels	111,284	81,941
Natural gas liquids – barrels	28,051	25,184
Natural gas – mcf	219,269	219,750
Barrels of oil equivalent	175,880	143,750
(a)Sales volumes from purchased crude oil, natural gas liquids, and natural gas are not included in the sales volumes reported.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION OPERATING DATA

	Fourth Quarter 2024	Fourth Quarter 2023	Third Quarter 2024
Average Selling Prices

Crude oil - per barrel (including hedging)
United States
North Dakota	$68.10	$70.69	$72.74
Offshore	69.94	73.68	75.32
Total United States	68.47	71.28	73.35
Guyana	74.19	81.50	79.51
Malaysia and JDA	72.07	73.44	80.24
Worldwide	72.10	76.63	77.06

Crude oil - per barrel (excluding hedging)
United States
North Dakota	$68.10	$74.03	$72.74
Offshore	69.94	76.98	75.32
Total United States	68.47	74.62	73.35
Guyana	74.19	83.09	79.51
Malaysia and JDA	72.07	73.44	80.24
Worldwide	72.10	78.95	77.06

Natural gas liquids - per barrel
United States
North Dakota	$23.03	$20.95	$20.87
Offshore	23.74	19.26	21.67
Worldwide	23.05	20.92	20.91

Natural gas - per mcf
United States
North Dakota	$1.22	$1.52	$0.97
Offshore	1.91	2.26	1.65
Total United States	1.30	1.65	1.07
Malaysia and JDA	6.24	6.45	6.78
Worldwide	4.10	4.51	3.81

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION OPERATING DATA

	Year Ended December 31,
	2024	2023
Average Selling Prices

Crude oil - per barrel (including hedging)
United States
North Dakota	$72.11	$70.44
Offshore	75.07	72.06
Total United States	72.70	70.80
Guyana	80.04	80.72
Malaysia and JDA	77.76	75.51
Worldwide	77.28	75.97

Crude oil - per barrel (excluding hedging)
United States
North Dakota	$72.11	$73.80
Offshore	75.07	75.39
Total United States	72.70	74.15
Guyana	80.04	82.20
Malaysia and JDA	77.76	75.51
Worldwide	77.28	78.29

Natural gas liquids - per barrel
United States
North Dakota	$21.75	$20.77
Offshore	21.73	20.87
Worldwide	21.75	20.77

Natural gas - per mcf
United States
North Dakota	$1.17	$1.68
Offshore	1.78	2.16
Total United States	1.25	1.76
Malaysia and JDA	6.57	5.95
Worldwide	4.20	4.32